SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                       ----------------------------------

                                 AMENDMENT NO. 3

                                   FORM S-8/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  MEDQUIST INC.
             (Exact name of registrant as specified in its charter)

                                   NEW JERSEY
         (State or other jurisdiction of incorporation or organization)

                                   22-2531298
                     (I.R.S. Employer Identification Number)

                        Five Greentree Centre, Suite 311
                            Marlton, New Jersey 08053
                        (Address, including zip code, of
                          Principal Executive Offices)


                       Incentive Stock Option Plan of 1988
         Non-Qualified Stock Options Granted by Resolutions of the Board
        Nonstatutory Stock Option Plan of 1992 for Non-Employee Directors
                            (Full title of the plan)

                                 John M. Suender
                  Vice President, General Counsel and Secretary
                                  MedQuist Inc.
                        Five Greentree Centre, Suite 311
                            Marlton, New Jersey 08053
                                 (609) 596-8877
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE

=======================================================================================================

Title of             Amount to be      Proposed maximum        Proposed maximum        1/33 of 1%
securities           registered(1)     offering price per      aggregate offering      Amount of
to be registered                       share(2)                price(2)                registration fee
-------------------------------------------------------------------------------------------------------

Common Stock         300,000           $30.75                  $9,225,000              $2,795.45

=======================================================================================================

(1) Plus such indeterminate number of shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans and stock options and awards covered by this Registration Statement.

(2) Pursuant to Rule 457(h), in the case such as this where such price is not known, the maximum offering price is based upon the average of the high and low sales prices of a share of Common Stock of MedQuist Inc. reported on the Nasdaq National Market on July 28, 1997.

                                     PART I

     This registration on Form S-8 is being filed with respect to the registration of additional securities of the same class as other securities for which a registration statement filed on a Form S-8 relating to the same employee benefit plans is effective. The contents of registration statement No. 33-51508, as amended, are incorporated herein by reference.

Item 8.  Exhibits.

     The following exhibits are filed as part of the Registration Statement or, where so indicated, were and are heretofore filed and are hereby incorporated herein by reference.

     Exhibit 5.1    Opinion of John M. Suender, General Counsel to the Company

     Exhibit 24.1 Consent of Arthur Andersen LLP, Independent Certified Public Accountants

     Exhibit 24.2 Consent of John M. Suender (included in the opinion filed as Exhibit 5.1 hereto)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Marlton, State of New Jersey, as of July 31, 1997.

                                     MedQuist Inc.


                                     By:/s/ David A. Cohen
                                        ---------------------------------
                                        David A. Cohen, Chairman of the Board,
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this report has been signed below by the following persons in the capacities indicated and as of the date indicated.


/s/ William T. Carson, Jr.          Director                                   July 31, 1997
----------------------------
William T. Carson, Jr.


/s/John T. Casey                    Director                                   July 31, 1997
----------------------------
John T. Casey


/s/ Richard J. Censits              Director                                   July 31, 1997
----------------------------
Richard J. Censits


/s/ James F. Conway                 Director                                   July 31, 1997
----------------------------
James F. Conway


/s/ John R. Emery                   Vice President, Treasurer and Chief        July 31, 1997
----------------------------        Financial Officer
John R. Emery


/s/ James R. Emshoff                Director                                   July 31, 1997
----------------------------
James R. Emshoff


/s/ Terrence J. Mulligan            Director                                   July 31, 1997
----------------------------
Terrence J. Mulligan


                             [EXECUTIONS CONTINUED]

/s/ A. Fred Ruttenberg              Director                                   July 31, 1997
----------------------------
A. Fred Ruttenberg


/s/ R. Timothy Stack                Director                                   July 31, 1997
----------------------------
R. Timothy Stack


/s/ John H. Underwood               Director                                   July 31, 1997
----------------------------
John H. Underwood